Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information, giving effect to the purchase of Health Care Horizons, Inc., and the sale of the commercial membership acquired in that purchase, prepared pursuant to Article 11 of Regulation S-X, appears below in accordance with Item 9.01 of Form 8-K.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the purchase of Health Care Horizons, Inc., or the HCH Purchase, and the sale to Lovelace Sandia Health System, Inc. (Lovelace) of the commercial membership acquired in the HCH Purchase, or the Divestiture Transaction (collectively the Transactions). The Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2004 and the year ended December 31, 2003 give effect to the Transactions as if they had occurred on January 1, 2004 and 2003, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the Company’s financial position as of June 30, 2004 giving effect to the Transactions as if they had occurred on that date.

On February 23, 2004, the Company agreed to acquire, by merger with a newly formed subsidiary, the capital stock of Health Care Horizons, Inc., which is the parent company of New Mexico-based Cimarron Health Plan, for approximately $69,000,000 subject to adjustments. The acquisition was completed on July 1, 2004. The HCH Purchase is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill. The purchase price allocation may be adjusted upon completion of the final valuation of the assets and liabilities of Health Care Horizons, Inc. The effect of any such adjustment is not expected to be significant.

On May 12, 2004 the Company agreed to transfer the commercial membership acquired in the HCH Purchase to Lovelace. Effective August 1, 2004 the transfer was completed and the Company received $13,977,000 in cash. The Company also entered into a transition services agreement with Lovelace to provide commercial claims processing, customer and provider call handling, and billing and treasury services through the date the commercial contracts are expected to be fully transitioned to Lovelace. The Unaudited Pro Forma Condensed Consolidated Financial Statements include adjustments to (i) reduce the HCH Purchase price for the sale proceeds less direct transaction costs, (ii) reduce the purchase price for the net cash inflows of the commercial operations for the one-month period ended August 31, 2004, and (iii) increase the purchase price for the net cash outflows of the transition services agreement.

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to any synergies that may be realized as a result of the Transactions, nor do they give effect to any nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of Health Care Horizons, Inc. The amount of such charges cannot be reasonably determined at this time.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and do not purport to present the combined financial position or results of operations of Molina Healthcare, Inc. and Health Care Horizons, Inc. had the acquisition and subsequent divestiture assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

The audited financial statements of Molina Healthcare, Inc. for each of the three years in the period ended December 31, 2003, and the quarterly information for the three and six-month periods ended June 30, 2004 have been filed with the SEC in Molina Healthcare Inc.’s Annual Report on Form 10-K, filed on February 20, 2004, and quarterly report on Form 10-Q, filed on August 12, 2004, respectively. The audited financial statements of Healthcare Horizons, Inc. for the year ended December 31, 2003 and the unaudited financial statements for the six-month period ended June 30, 2004, are filed as part of this Current Report on Form 8-K/A. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with each company’s historical financial statements and the notes thereto. Certain accounts of Healthcare Horizons, Inc. have been reclassified to be consistent with Molina Healthcare, Inc.’s presentation.

MOLINA HEALTHCARE, INC.

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2004

(dollars in thousands)

		Healthcare Horizons, Inc.	Pro Forma Adjustments				(b)		Molina Healthcare, Inc., as Adjusted
	Molina Healthcare, Inc		Purchase Accounting	(a)		Divestiture Transaction
ASSETS
Current assets:
Cash and cash equivalents	$178,339	$38,776	$(71,575)	(c	)	$13,712	(b	)	$159,252
Investments	117,187	—	—			—			117,187
Receivables	56,489	8,495	—			—			64,984
Deferred income taxes	2,486	—	—			—			2,486
Prepaid and other current assets	5,827	1,003	—			—			6,830

Total current assets	360,328	48,274	(71,575)			13,712			350,739
Property and equipment, net	18,277	1,507	—			—			19,784
Goodwill and intangible assets, net	29,426	7,321	54,981	(d	)	(8,949)	(d	)	82,779
Restricted investments	2,000	7,785	—			—			9,785
Deferred income taxes	1,397	—	—			—			1,397
Advances to related parties and other assets	4,601	—	—			—			4,601

Total assets	$416,029	$64,887	$(16,594)			$4,763			$469,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$101,722	$29,152	—			—			$130,874
Deferred revenue	—	687	—			—			687
Accounts payable and accrued liabilities	13,325	5,536	—			—			18,861
Income taxes payable	2,786	1,318	—			2,480	(m	)	6,584
Net liability for commercial membership sale	—	—	—			2,640	(b	)	2,640
Current maturities of long-term debt	—	1,544	—			—			1,544

Total current liabilities	117,833	38,237	—			5,120			161,190
Long-term debt, less current maturities	—	4,275	—			—			4,275
Other long-term liabilities	3,417	517							3,934
Deferred income taxes	—	476	4,788	(e	)	(357)	(b	)	4,907

Total liabilities	121,250	43,505	4,788			4,763			174,306
Commitments and contingencies
Stockholders’ equity:
Common stock	27	4	(4)	(d	)	—			27
Preferred stock	—	—	—			—			—
Paid-in capital	154,719	4,734	(4,734)	(d	)	—			154,719
Accumulated other comprehensive income	(404)	—	—			—			(404)
Retained earnings	160,827	16,644	(16,644)	(d	)	—			160,827
Treasury stock	(20,390)	—	—			—			(20,390)

Total stockholders’ equity	294,779	21,382	(21,382)			—			294,779

Total liabilities and stockholders’ equity	$416,029	$64,887	$(16,594)			$4,763			$469,085

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2004

(dollars in thousands)

	Molina Healthcare, Inc.	Healthcare Horizons, Inc.	Pro Forma Adjustments				(b)		Molina Healthcare, Inc., as Adjusted
			Purchase Accounting	(a)		Divestiture Transaction
Revenue:
Premium revenue	$465,323	$179,178	—			$(52,967)	(i	)	$591,534
Other operating revenue	1,986	966	—			(966)	(i	)	1,986
Investment income	1,775	201	$(376)	(f	)	—			1,600

Total operating revenue	469,084	180,345	(376)			(53,933)			595,120
Expenses:
Medical care costs	393,265	156,332	—			(45,355)	(j	)	504,242
Salary, general and administrative expenses	36,300	18,735	—			(3,956)	(k	)	51,079
Depreciation and amortization	3,333	287	961	(g	)	—			4,581

Total expenses	432,898	175,354	961			(49,311)			559,902

Operating income	36,186	4,991	(1,337)			(4,622)			35,218
Total other income (expense), net	630	863	—			—			1,493

Income (loss) before income taxes	36,816	5,854	(1,337)			(4,622)			36,711
Provision for income taxes	13,768	2,827	(1,093)	(h	)	(1,733)	(l	)	13,769

Net income (loss)	$23,048	$3,027	$(244)			$(2,889)			$22,942

Basic income per share	$0.87								$0.87

Diluted income per share	$0.86								$0.86

Weighted average number of common shares outstanding	26,427,000								26,427,000

Weighted average number of common shares and potential dilutive common shares outstanding	26,829,000								26,829,000

See accompanying notes.

MOLINA HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2003

(dollars in thousands)

	Molina Healthcare, Inc.	Healthcare Horizons, Inc.	Pro Forma Adjustments				(b)		Molina Healthcare, Inc., as Adjusted
			Purchase Accounting	(a)		Divestiture Transaction
Revenue:
Premium revenue	$789,536	$342,603	—			$(113,856)	(i	)	$1,018,283
Other operating revenue	2,247	1,985	—			(1,960)	(i	)	2,272
Investment income	1,761	452	$(619)	(f	)	—			1,594

Total operating revenue	793,544	345,040	(619)			(115,816)			1,022,149
Expenses:
Medical care costs	657,921	296,584	—			(96,593)	(j	)	857,912
Salary, general and administrative expenses	61,543	38,810	—			(8,451)	(k	)	91,902
Depreciation and amortization	6,333	638	1,922	(g	)	—			8,893

Total expenses	725,797	336,032	1,922			(105,044)			958,707

Operating income	67,747	9,008	(2,541)			(10,772)			63,442
Total other expense, net	(1,334)	(549)	—			—			(1,883)

Income (loss) before income taxes	66,413	8,459	(2,541)			(10,772)			61,559
Provision for income taxes	23,896	3,099	127	(h	)	(4,040)	(l	)	23,082

Net income (loss)	$42,517	$5,360	$(2,668)			$(6,732)			$38,477

Basic income per share	$1.91								$1.73

Diluted income per share	$1.88								$1.70

Weighted average number of common shares outstanding	22,224,000								22,224,000

Weighted average number of common shares and potential dilutive common shares outstanding	22,629,000								22,629,000

See accompanying notes.

MOLINA HEALTHCARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

June 30, 2004

a.	Purchase accounting. The HCH Purchase is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values in the HCH Purchase, and reduced by the fair value of the commercial membership assets transferred in the Divestiture Transaction. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill. The purchase price allocation may be adjusted upon completion of the final valuation of the remaining assets and liabilities of Health Care Horizons, Inc. and settlement of contingent payments to sellers and buyers under the Transaction agreements, as discussed in more detail below. The effect of any such adjustments is not expected to be significant, except for the effect of the potential additional proceeds from the Divestiture Transaction discussed below. The amount of such additional proceeds, if any, cannot be reasonably determined at this time.

Integration synergies. Molina Healthcare, Inc. believes that it will achieve synergies form the integration of the acquisition by eliminating redundant administrative costs and using its increased purchasing power to achieve lower health care and general and administrative expenses. The anticipated impact of such synergies has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Income. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any nonrecurring /unusual restructuring charges that may be incurred as a result of the integration of Healthcare Horizons, Inc. The amount of such charges cannot be reasonably determined at this time.

b.	Divestiture Transaction. On May 12, 2004 the Company announced that it had reached a definitive agreement to transfer its New Mexico commercial membership to Lovelace following the consummation of the HCH Purchase. Effective August 1, 2004 the Company transferred its commercial membership to Lovelace in accordance with the terms of the agreement, receiving $13,977 in cash. The Company also incurred $265 in direct transaction costs. The Company will receive additional cash proceeds for each member who transferred to Lovelace between May 3, 2004 and July 31, 2004. In connection with the transfer of Federal employees to buyer under the Federal Employee Health Benefits Program Contract, the Company could receive additional consideration up to $2,325 should the United States Office of Personnel Management (OPM) consent to the Divestiture Transaction prior to October 31, 2004. If such consent is obtained after October 31, 2004, the Company will receive no compensation. Any additional consideration received will be reported as a further reduction in goodwill.

The Company also entered into a transition services agreement with Lovelace to provide commercial claims processing, customer and provider call handling, and billing and treasury services until the commercial contracts are fully transitioned to Lovelace. The Unaudited Pro Forma Financial Information include adjustments to (i) reduce the HCH Purchase price for the sale proceeds less direct transaction costs, or $13,712, (ii) reduce the purchase price for the net cash inflows of the commercial operations for the one-month period ended August 31, 2004, or $260, and (iii) increase the purchase price for the net cash outflows of the transition services agreement, or $2,900. Lovelace did not acquire either the tangible assets or the tangible liabilities of the commercial programs. Such assets, consisting primarily of premium receivables of $4,812, and liabilities, consisting primarily of medical claims and benefits payable of $9,895 at June 30, 2004, are not included in the Divestiture Transaction adjustments included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

c.	Purchase consideration. Purchase price consideration of $69,000 was paid on July 1, 2004. The purchase price consideration will be adjusted no later than October 15, 2004 based upon a final determination of the net assets acquired, as defined in the agreement. Such adjustment may increase or decrease the purchase price consideration in an amount not to exceed $1,000. Any contingent consideration, when finally determined, will be reported as an adjustment to goodwill. The HCH Purchase also required (i) $1,440 in change of control payments to certain members of HCH management based upon executive employment agreements in effect at the HCH Purchase date and (ii) $475 of direct transaction costs. Additionally, the Company paid the sellers an additional $660 representing the after-tax proceeds realized by HCH upon the sale of certain warrants to purchase the common stock of an unaffiliated entity. The disposition of these warrants, the proceeds of which were to be retained by the sellers, occurred prior to the closing of the HCH purchase. The change in control payments, the direct transaction costs and the payment for the proceeds from the sale of the warrants are collectively referred to as “Other Purchase Related Costs”. Subsequent to the effectiveness of the HCH Purchase, the Company paid approximately $5,800 to a bank to retire in advance the Healthcare Horizons, Inc. long-term debt. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to the early retirement of the long-term debt.

d.	Goodwill and intangible assets. The following is an analysis of goodwill and intangible assets recognized in connection with the Transactions:

Purchase price consideration	$69,000
Other purchase related costs	2,575

Total purchase consideration	71,575
Less net assets acquired	(21,382)
Less net consideration received for transfer of commercial membership	(13,712)
Add net liability assumed in transition services agreement and one-month of commercial operations, net of tax at 37.5%	1,650
Add back tax liability arising from sale of commercial membership	3,470
Add back goodwill included in net assets acquired	7,321

Acquisition cost in excess of net assets acquired	$48,922

Allocation of acquisition cost in excess of net assets acquired (including effect of the Divestiture Transaction):

Allocation to identifiable intangible assets
Medicaid contract		$11,900
Medicaid medical provider network		868
Trade name		2,400
Allocation to other than identifiable intangible assets
Goodwill before deferred tax adjustment	$33,754
Less Healthcare Horizons, Inc. goodwill	(7,321)

	26,433
Pro forma increase in deferred tax liability due to step up in identifiable intangible assets	4,788
Pro forma decrease in deferred tax liability due to Divestiture Transaction	(357)

Pro forma increase in goodwill		30,864

Pro forma adjustment to goodwill and intangible assets (including effect of Divestiture Transaction that reduced acquired goodwill by $8,949)		$46,032

e.	Deferred income taxes. Pro forma adjustment to increase deferred tax liabilities to reflect the step up in amortizable intangible assets resulting from the allocation of $12,768 of the purchase consideration to the HCH Medicaid contract. For purposes of calculating the pro forma adjustments an effective tax rate of 37.5% was used.

f.	Investment income. Pro forma adjustment to reflect a reduction to investment income assuming a payment of the purchase consideration on January 1, 2004 and 2003, offset by the receipt of the net proceeds for the sale of commercial membership contract rights. The net decrease in cash and investments of $57,813 reduced invested balances and the related investment income. Interest income is assumed to be earned at an average rate of 1.3% and 1.07% for the six months ended June 30, 2004 and for the year ended December 31, 2003, respectively.

g.	Amortization of intangibles. Pro forma adjustment reflects the amortization of a Medicaid service contract with the state of New Mexico valued at approximately $11,900 arising from the acquisition that is classified as an identifiable intangible asset. This identifiable intangible asset is being amortized on a straight-line basis over 96 months. Pro forma adjustment also reflects the amortization of the Medicaid medical provider network in the state of New Mexico valued at approximately $868 arising from the acquisition that is classified as an identifiable intangible asset. This identifiable intangible asset is being amortized on a straight-line basis over 24 months. No amortization is recorded on the trade name as it is an indefinite lived asset and will be subject to an annual impairment test.

h.	Provision for income taxes. Pro forma adjustments reflect the tax effect of the acquisition at statutory rates in effect during six months ended June 30, 2004 and the fiscal year ended December 31, 2003. For purposes of calculating the pro forma adjustments a consolidated as adjusted effective tax rate of 37.5% was used for both periods.

i.	Commercial premium and other operating revenue. Pro forma adjustments eliminate premium and other operating revenue directly attributed to the commercial line of business.

j.	Commercial medical care costs. Pro forma adjustments eliminate medical care costs directly attributed to the commercial line of business.

k.	Commercial salary, general and administrative expenses. Pro forma adjustments eliminate salary, general and administrative expenses directly attributed to the commercial line of business. Such expense includes premium taxes, broker commissions, assessments and salary costs of employees working exclusively in support of the commercial line of business.

l.	Commercial provision for income taxes. Pro forma adjustments reflect the application of the statutory rates in effect to the commercial pre-tax income.

m.	Income taxes payable. Pro forma adjustment to record the $990 estimated tax benefit of the net cash outflows from commercial operation for the one-month period ended August 1, 2004 and the transition services agreement, offset by the $3,470 estimated tax liability for the gain on the sale of the commercial membership.